Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended Quarterly Report of GenoMed, Inc. ("the Company")
on Form 10-QSB/A for the period ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof ("the Report"), I, Dr. David
Moskowitz, Chief Financial Officer, Principal Accounting Officer, Chief
Executive Officer and President, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)      the Report fully complies with the requirements of Section 13(a) or
         15(d) of the Securities Exchange Act of 1934; and

(2)      the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Dr. David Moskowitz
    Dr. David Moskowitz
    President/Chief Executive Officer/Chairman of the Board/Chief Financial
    Officer/Chief Accounting Officer

Dated: October 31, 2002